SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Sigma Designs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[SIGMA LOGO]

Sigma Designs, Inc.
1221 California Circle
Milpitas, California 95035
(408) 262-9003

June 1, 2007

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Sigma Designs, Inc. that will be held on Thursday, July 12, 2007, at 2:00 p.m., Pacific Daylight Time, at the Company’s principal executive offices at 1221 California Circle, Milpitas, California 95035.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

A copy of the Company’s 2007 Annual Report to Shareholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer

SIGMA DESIGNS, INC.

Notice of Annual Meeting of Shareholders
to be held July 12, 2007

To the Shareholders of Sigma Designs, Inc.:

The Annual Meeting of Shareholders of Sigma Designs, Inc., a California corporation (the “Company”), will be held at the Company’s principal executive offices at 1221 California Circle, Milpitas, California 95035, on Thursday, July 12, 2007, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect four directors to serve until the Annual Meeting of Shareholders to be held in 2008 and thereafter until their successors are duly elected and qualified;

2.	To ratify the appointment of Armanino McKenna LLP as the Company’s independent registered public accounting firm for fiscal year 2008; and

3.	To transact such other business as may properly come before the Annual Meeting of Shareholders and any postponement or adjournment of the Annual Meeting.

Shareholders of record as of the close of business on May 23, 2007 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on page 2 of the attached Proxy Statement regarding your voting options. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

/s/ Thinh Q. Tran

Thinh Q. Tran
Secretary

June 1, 2007

Sigma Designs, Inc.
1221 California Circle
Milpitas, California 95035
(408) 262-9003

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to holders of common stock, no par value per share (the “Common Stock”) of Sigma Designs, Inc., a California corporation (“Sigma” or the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at Sigma’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, July 12, 2007 at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of Sigma at 1221 California Circle, Milpitas, California 95035. Sigma’s telephone number at that location is (408) 262-9003.

These proxy solicitation materials, which include this proxy statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy card, are being mailed on or about June 7, 2007 to all shareholders entitled to vote at the Annual Meeting, together with the Company’s 2007 Annual Report to Shareholders. The Company’s 2007 Annual Report to Shareholders contains a copy of the Company’s 2007 Annual Report on Form 10-K, which contains financial statements and financial statement schedules required to be filed for the fiscal year ended February 3, 2007. Sigma will provide copies of exhibits to the Annual Report on Form 10-K at no charge to any requesting shareholder upon the request of the shareholder made in writing to Sigma at the following address: Investor Relations, Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035. This request must include a representation by the shareholder that as of May 23, 2007, the shareholder was entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Shareholders of record at the close of business on May 23, 2007 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of Common Stock issued and outstanding, designated as Common Stock, no par value. As of the Record Date, approximately 23,756,083 shares of the Company’s Common Stock were issued and outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by (1) delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of Sigma or (2) by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be delivered to Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035, Attention: Secretary, or hand-delivered to the Secretary of Sigma at or before the taking of the vote at the Annual Meeting.

Voting and Solicitation

Each shareholder entitled to vote at the Annual Meeting is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes for a particular candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. On all other matters, each share has one vote.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of Sigma’s director nominees; and (ii) FOR ratification of the appointment of Armanino McKenna LLP as independent registered public accounting firm for the fiscal year ending February 2, 2008. No business other than the items set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

Expenses for the solicitation of proxies will be borne by Sigma. Sigma may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Sigma’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Sigma may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Sigma’s costs for such services, if retained, will not be material.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of common stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting. Shares that are voted “FOR,” “AGAINST,” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors. The affirmative vote of a majority of Votes Cast is required to ratify the appointment of the independent registered public accounting firm.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, Sigma believes that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Sigma further believes that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, Sigma intends to treat abstentions and broker “non-votes” in this manner. Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us at Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035, Attention: Investor Relations, or by contacting our Investor Relations Department at (408) 957-9850. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE, SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, proposes the election of four directors of the Company to serve until the next annual meeting of shareholders or thereafter until their successors are duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of Sigma. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. The number of authorized directors is currently fixed at four.

Names of the nominees and certain biographical information as of May 1, 2007 are set forth below:

Name	Age	Position(s) with the Company
Thinh Q. Tran	53	President, Chief Executive Officer and Director
William J. Almon (1)(2)(3)	74	Director
Julien Nguyen (1)(2)(3)	50	Director
Lung C. Tsai (1)(2)(3)	59	Director
___________________

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Thinh Q. Tran. Mr. Tran, a founder of Sigma, has served as President, Chief Executive Officer and Chairman of the Board since February 1982. Prior to joining Sigma, Mr. Tran held various engineering positions at Amdahl Corporation and was a staff engineer of Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

William J. Almon. Mr. Almon has served as a Director of Sigma since April 1994. Mr. Almon served as the President, Chief Executive Officer and Chairman of the Board of Grandis, Inc., a Solid-State memory company, from May 2001 until his resignation on June 2, 2006. Prior to that, Mr. Almon was Managing Director of Netfish Technology from 1999 to May 2001 when it was acquired by Iona Technologies PLC. He was Chairman of the Board of Internet Image, an internet software company, that was merged with Intraware Inc. in October 1999. In May 1994, Mr. Almon founded and served as Chairman of the Board and Chief Executive Officer of StorMedia, Inc., a manufacturer of thin film disks. From December 1989 until February 1993, Mr. Almon served as President and Chief Operating Officer of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices. Prior to 1987, Mr. Almon spent 30 years with IBM Corporation, holding executive positions in both software and hardware management.

Julien Nguyen. Mr. Nguyen became a Director of Sigma in May 2000. Since March 2005, Mr. Nguyen has served as the Managing Partner of Concept Ventures, an early stage venture capital fund. In May 2001, Mr. Nguyen founded Applied Materials Ventures, a corporate venture fund, and served as its Managing Partner until March 2005. In January 1999, Mr. Nguyen co-founded Ezlogin, a developer of personalization infrastructure tools for internet sites and wireless carriers and served as its Chairman from January 1999 to June 2000.  From June 1996 to September 1998, Mr. Nguyen founded Novita Communications and served as its Chief Executive Officer. Novita developed Java-based communications software and services and was acquired by PlanetWeb. From February 1995 to October 1996, Mr. Nguyen served as Co-Chairman and Chief Technical Officer of Sigma. From August 1993 until January 1995, he served as Vice President, Engineering and Chief Technical Officer of Sigma. From May 1992 until October 1993, Mr. Nguyen was President and Chief Executive of E-Motions, which was acquired by Sigma in 1993. Prior to founding E-Motions, Mr. Nguyen worked at Radius Inc. as Director of Product Development.

Lung C. Tsai. Mr. Tsai became a Director of Sigma in June 2003. He is one of the co-founders of MechanicNet Group, Inc., a software company serving the automotive aftermarket industry, and served as Chairman and Chief Executive Officer since 1999. Prior to MechanicNet Group, Inc., Mr. Tsai co-founded Internet Image, a leading company in Java solutions for online software deployment and served as its Chief Executive Officer from 1993 until its acquisition by Intraware, Inc. in 1999. Previously, Mr. Tsai co-founded and served as vice president of Operations and Vice President of Sales & Marketing for Destiny Technology Corp., a laser printer controller firmware development company from 1987 to 1993. Prior to Destiny Technology Corp, Mr. Tsai served as Vice President of System Development for Mellon Bank and Bank of America.

Vote Required and Recommendation of the Board of Directors

The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under California law.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Corporate Governance

Director Independence

The Board of Directors has determined that each of Messrs. Almon, Nguyen and Tsai is an “independent director” within the meaning of Rule 4200 of The NASDAQ Stock Market.

Board Meetings

The Board of Directors held seven meetings during fiscal 2007 and took action by unanimous written consent on six occasions. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during fiscal 2007.

Committees of the Board of Directors

The Board of Directors has appointed a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The NASDAQ Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees that can be found on our website at http://www.sigmadesigns.com under the “Investors - Governance” heading. The following table summarizes the Company’s committee membership:

Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
William J. Almon	William J. Almon	William J. Almon
Julien Nguyen	Julien Nguyen	Julien Nguyen
Lung C. Tsai	Lung C. Tsai	Lung C. Tsai

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Almon, Nguyen and Tsai. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, The NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. The Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate governance and for the development of general criteria regarding the qualifications and selection of members of the Board of Directors and recommending candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by shareholders of the Company; for more information, see “Director Nominations” below.

Audit Committee

The Audit Committee currently consists of Messrs. Almon, Nguyen and Tsai, each of whom is a non-management member of our board of directors. Mr. Almon is our audit committee financial expert as currently defined under Securities and Exchange Commission rules and is independent as defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee’s primary functions, among others, are to approve the selection, compensation, evaluation and replacement of, and oversee the work of, Sigma's independent registered public accounting firm, pre-approve all fees and terms of audit and non-audit engagement of such auditors, including the audit engagement letter, and review Sigma's accounting policies and its systems of internal accounting controls. We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. The Audit Committee held nine meetings in fiscal 2007.

Compensation Committee

The current members of the Compensation Committee are Messrs. Almon, Nguyen and Tsai, each of whom is a non-management member of our board of directors. We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. The Compensation Committee’s primary functions, among others, are to review and make recommendations to the Board of Directors concerning Sigma’s executive compensation policy, including establishing salaries, incentives and other forms of compensation for the Company’s executive officers. The Compensation Committee held one meeting in fiscal 2007. Additional information concerning the compensation committee’s processes and procedures for the consideration and determination of executive compensation is set forth under the heading “Compensation Discussion and Analysis," on page 12.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board.

•
The Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of shareholders.

•
In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate.

•
While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for Director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the digital media processing industry and the Company’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•
With regard to candidates who are properly recommended by shareholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

•
In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•
The Nominating and Corporate Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of shareholders at which directors are elected.

•
After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board standing for re-election as directors.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from shareholders. A shareholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the shareholder considers appropriate. In addition, the Company’s Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Shareholders. In order to nominate a candidate for director, a shareholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the shareholder’s notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the one-year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to:

Secretary
Sigma Designs, Inc.
1221 California Circle
Milpitas, California 95035

You can obtain a copy of the full text of the Bylaw provision by writing to the Company’s Secretary at the above address.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Board of Directors
Sigma Designs, Inc.
1221 California Circle
Milpitas, California 95035

You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The communication will be directed to the Company’s chief financial officer, who will log the date of receipt of a communication as well as the identity of the correspondent in the Company’s shareholder communications log. The chief financial officer will review and summarize the communication for the Board of Directors in a timely manner. The summary will be in the form of a memo, which will become part of the Company’s shareholder communications log. All members of the Board of Directors have access to the shareholder communications log. The chief financial officer will then forward the original shareholder communication along with the memo to each director (or the lead committee member, if the communication is addressed to a committee) for review. Upon receipt of the communication from the chief financial officer, the Chairman of the Audit Committee will, on behalf of the Board of Directors, facilitate review of and, if appropriate, direct a response to the communication. Communications relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s “Complaint Procedures for Accounting and Auditing Matters.” The Company will retain all shareholder communications, the shareholder communications log and all related documentation as required under applicable law.

Attendance at Annual Shareholder Meetings by the Board of Directors

The Company has a policy of encouraging, but not requiring, directors to attend the Company’s annual meeting of shareholders. Messrs. Tran, Almon, Nguyen and Tsai attended the Company’s fiscal 2007 annual meeting of shareholders.

Code of Ethics

The Company has adopted a Code of Business Ethics and Conduct, which is applicable to our directors, officers and employees. The Code of Business Ethics and Conduct is available on the Company’s website at http://www.sigmadesigns.com—“Investors”—“Governance”. The Company will disclose any amendment to the Code or waiver of a provision of the Code applicable to an officer or director, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.sigmadesigns.com—“Investors”—“ Governance”.

Certain Relationships and Related Transactions

It is the Company’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Ethics and Conduct. The Company conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company’s Audit Committee must approve any waiver of the Code of Ethics for Senior Executives, including related party transactions. All waivers to the Code of Business Ethics and Conduct must be approved by the Company’s Board or a committee of the Board responsible for corporate governance.

On April 10, 2006, the Company entered into a sublease agreement to rent approximately 2,500 square feet of a facility from Grandis, Inc., a start-up company founded by Mr. William J. Almon, a member of the Company’s board of directors. Mr. Almon resigned from Grandis effective June 2, 2006. This is a month-to-month operating lease with base rent of $4,000 plus proportionate share of operating costs commencing April 1, 2006. This sublease will expire in September 2007.

On February 16, 2006, Sigma successfully acquired Blue7 Communications (“Blue7”) which was a privately-held California corporation. Sigma purchased Blue7’s shares for approximately $14.0 million in stock. Blue7 focuses on the development of advanced wireless technologies and Ultra-Wideband (UWB) semiconductor products. In exchange for all of the outstanding capital stock of Blue7, Sigma issued or reserved for issuance at the closing to holders of Blue7 capital stock other than Sigma an aggregate of 815,034 shares of Sigma Common Stock, of which 98,470 shares were held in escrow to satisfy any obligations of Blue7 to indemnify Sigma against any claims against Blue7 for any breaches of its representations or warranties contained in or made pursuant to the Merger Agreement and certain other matters set forth in the Merger Agreement. These shares in escrow were subsequently released to the Blue7 shareholders otherwise entitled to receive them upon termination of the escrow period. The shares of Sigma Common Stock were issued pursuant to an exemption under Section 3(a)(10) of the Securities Act of 1933, as amended. An aggregate of 231,164 shares of the 815,034 shares of Sigma Common Stock issuable under the Merger Agreement are reserved for future issuance upon the exercise of options to purchase Common Stock, which options were assumed by Sigma under the terms of the Merger Agreement. Prior to the acquisition, Sigma held approximately 17% of the outstanding shares of Blue7 and provided loans totaling $900,000 to Blue7. In addition, our Board member, Mr. William J. Almon had invested $200,000 for a 2% ownership interest in Blue7 during fiscal 2005.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to attract and retain seasoned and talented executives and align compensation with our business performance. In addition, we strive to provide compensation that is competitive with the semiconductor companies with whom we compete for executive talent.

Establishing Compensation

Our Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our Compensation Committee determines the appropriate levels of compensation based primarily on:

•	competitive benchmarking consistent with our recruiting and retention goals;

•	internal consistency and fairness; and

•	other relevant considerations such as rewarding extraordinary performance.

To assist in the process of establishing executive compensation, our Compensation Committee reviews publicly available compensation information from a group of peer companies consisting of certain fabless semiconductor companies located in the Silicon Valley. Our Compensation Committee determines compensation for our Chief Executive Officer. With respect to our other executive officers, our Compensation Committee reviews and approves compensation that is recommended by our Chief Executive Officer.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, cash incentive bonus and long-term equity incentive compensation. These primary compensation components are described in more detail below. Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) Savings/Retirement Plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary. We establish base salaries for our executives based on the scope of their responsibilities and experience, and take into account competitive market compensation paid by companies in our peer group commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our peer companies, our Compensation Committee takes into account the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these peer companies. In some cases, our executive compensation may fall outside of this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

We attempt to review base salaries annually, and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels. In fiscal 2007, our Compensation Committee reviewed the base salaries of our executive officers, other than our Chief Executive Officer, by analyzing information from our peer companies and made adjustments at that time. The Compensation Committee did not review our Chief Executive Officer’s base salary during fiscal 2007. In early fiscal 2008, our Compensation Committee reviewed the base salary of our Chief Executive Officer. After taking into account information from our peer companies and the significant increase in shareholder value during fiscal 2007, our Compensation Committee increased the annual base salary of our Chief Executive Officer to $420,000 effective as of the start of fiscal 2008. In May 2007, we hired a new Chief Financial Officer and agreed to pay him an annual base salary of $250,000.

Cash Incentive Bonuses. Our Compensation Committee has historically awarded cash bonuses in recognition of strong company performance or significant individual contributions. In recent fiscal years, however, our Compensation Committee has elected not to make any cash bonus awards to our executive officers in light of our corporate performance during these periods. Our Compensation Committee awarded our Chief Executive Officer a bonus of $35,000 in February 2007. We believe cash bonuses can be an important element of compensation that allows us to reward strong corporate performance and individual contributions. We also believe that cash bonuses can serve as a strong retention tool and incentive for our officers to contribute to overall shareholder value growth. For example, in connection with the hiring of a new Chief Financial Officer in May 2007, we awarded him a sign-on bonus of $25,000 that he must repay if he were to voluntarily leave within the first twelve months of his employment. We will, therefore, continue to consider paying cash bonuses to our executive officers in the future.

Long-term Equity Incentive Compensation. We believe the use of stock-based awards for our executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of stock option grants and the employee stock purchase program, but we may introduce different types of equity awards or instruments to remain competitive in the compensation we pay our employees.

In fiscal 2007, we granted stock option awards to each of our executive officers as a form of long-term incentive awards. These stock options vest in accordance with our standard schedule, which provides for vesting over five years at the rate of twenty percent (20%) of the shares on the date that is one year after the vesting commencement date specified in the grants and 1/60th of the shares each month thereafter. We hired our Chief Financial Officer in May 2007 and agreed to grant him an option to purchase 120,000 shares of common stock, which option vests in accordance with our standard schedule.

In addition to granting equity-based options to our executives as part of a long-term incentive plan, we also intend to utilize option grants to non-officer employees, including new hires, and in recognition of individual achievements and contributions to corporate or business unit performance or in circumstances where we face a critical retention need.

In 2007, our Compensation Committee established procedures relating to the granting and administration of stock option awards to record and account for stock options and equity awards wherein the exercise price is based on the closing price of our common stock on The NASDAQ Global Market on the date of approval.  For example, stock option grants for newly-hired employees (other than executive officers) are approved on the last business day of each fiscal quarter in which they were hired. With respect to option grants to existing executive officers, our Compensation Committee has determined to grant options to these officers only at a Compensation Committee meeting, with the exercise price of the stock option equal to the closing price of our common stock on The NASDAQ Global Market on the date that is the later of the date of the meeting or the employment start date in the case of a new executive hire. We eliminated the ability of the Company to grant options using unanimous written consents. We intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Executive officers may also participate in our 2001 Employee Stock Purchase Plan. Our Employee Stock Purchase Plan is a broad-based stock purchase plan that enables all eligible employees to purchase shares of our common stock at a discounted price in order to share in the future success of the Company. The plan qualifies under section 423 of the Internal Revenue Code and is therefore required to be made available to all employees, including executive officers, serving the requisite numbers of hours. The plan permits employees to acquire shares of our common stock through periodic payroll deductions of up to 10% of total compensation. The price at which all employees may purchase common stock is 85% of the lesser of the fair market value of our common stock at the beginning or end of each 6-month purchase period.

Other supplemental benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees benefits, such as medical insurance, life and disability insurance and our 401(k) Savings/Retirement Plan, in each case on the same basis as other employees.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. Our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our Compensation Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

Indemnification of Officers and Directors

Our Articles of Incorporation and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. Section 317 of the California Corporations Code provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Fiscal 2007 Director Compensation

In fiscal 2007, each member of our Board of Directors received an annual retainer fee of $10,000. Pursuant to Sigma’s 2003 Director Stock Option Plan, in fiscal 2007, each of our non-employee directors, Messrs. Almon, Nguyen and Tsai, were automatically granted options to purchase 5,000 shares each at an exercise price of $12.54 per share, the closing price per share of the common stock as quoted on The NASDAQ Global Market on the date of grant. Under the terms of the 2003 Director Stock Option Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of Sigma’s Common Stock on the date of its Annual Meeting if each director is then re-elected. To be eligible for this grant, a non-employee director must have served on the Board for at least six (6) months and remain a member of the board following the Annual Meeting. The option term is ten (10) years and shall be exercisable only while the non-employee director remains a director of the Company. The exercise price per share shall be 100% of the fair market value per share on the date of grant of the option. The option becomes fully exercisable upon the first anniversary from its date of grant.

We also reimburse our directors for any business trip required by the Company.

The following chart shows the compensation paid to each non-employee director for their service in fiscal 2007:

Director(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Total ($)
William J. Almon	$10,000	$12,382	$22,382
Julien Nguyen	$10,000	$33,031	$43,031
Lung C. Tsai	$10,000	$26,132	$36,132

(1)	The cash payment of $10,000 made to Thinh Tran for his services on the Board of Directors is reflected in the Fiscal 2007 Summary Compensation Table below.

(2)	The amounts listed under “Fees Earned or Paid in Cash” is based on actual payments made to our non-employee directors, which consists of the standard board retainer fee of $10,000 per year.

(3)
Amounts in this column represent the compensation cost of stock option awards recognized during fiscal 2007 for the stock option awards granted. The stock option awards granted prior to fiscal 2007 have been accounted for using the intrinsic value measurement provisions of APB No. 25 and the stock option awards granted in fiscal 2007 have been calculated in accordance with SFAS No. 123R using the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 3, 2007.

In fiscal 2008, each member of our Board of Directors will receive a quarterly retainer fee of $5,000.

Fiscal 2007 Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal 2007 by our Chief Executive Officer, our former Chief Financial Officer and our other executive officers as of February 3, 2007, who we refer to collectively as our “named executive officers.” On February 5, 2007, we appointed Mark R. Kent to serve as our Chief Financial Officer, and Kit Tsui was appointed Vice President of Planning and Administration. We appointed Thomas Gay III to serve as our Chief Financial Officer effective June 1, 2007.

FISCAL 2007 SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Thinh Q. Tran President and Chief Executive Officer	2007	$350,000	$35,000	$709,639	$10,000(2)	$1,104,639
Kit Tsui Former Chief Financial Officer	2007	$179,773	--	$132,116	--	$311,889
Silvio Perich Senior Vice President, Worldwide Sales	2007	$178,448	--	$129,188	$188,641(3)	$496,277
Jacques Martinella Vice President, Engineering	2007	$223,549	--	$148,048	--	$371,597
Kenneth Lowe Vice President, Strategic Marketing	2007	$177,844	--	$126,176	--	$304,020

(1) The amounts included in the “Option Awards” column are the amounts of compensation cost recognized by the Company in fiscal 2007 related to stock option awards in fiscal 2007 and prior fiscal years, as described in Statement of Financial Accounting Standards No. 123R. Sigma estimates the fair value of stock options granted using the Black-Scholes option pricing model. This pricing model requires a number of complex assumptions including volatility, expected term, risk-free interest rate, and expected dividends. Sigma based its expected volatility on a weighted average calculation combining both historical volatility of Sigma’s stock price and implied volatility from traded options on Sigma’s stock. The expected term represents the period that Sigma’s stock options are expected to be outstanding and was determined based on historical experience of similar stock options considering the contractual terms of the stock options, vesting schedules and expectations of future employee behavior. The average assumptions used to calculate the fair value of stock options granted in fiscal 2007 were volatility of 69.98%, risk-free rate of 4.77%, expected dividend of 0, expected forfeiture rate of 3.93% and expected life of 5.9 years. For more information and assumptions used for grants in previous years, please refer to Note 13 of our financial statements located in our annual report on Form 10-K, filed on April 20, 2007.

(2) Annual retainer paid for services on the Board of Directors.

(3) Compensation earned as a result of sales commissions.

Fiscal 2007 Grants of Plan-Based Awards Table

The following table shows information regarding stock option awards we granted to the named executive officers during the year ended February 3, 2007. The options granted to our named executive officers in fiscal 2007 were granted under our 2001 Stock Plan.

Name	Effective Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock Option Awards (2)
Thinh Q. Tran President and Chief Executive Officer	8/25/2006	120,000	$11.06	$875,520
Kit Tsui Former Chief Financial Officer	8/25/2006	30,000	$11.06	$218,880
Silvio Perich Senior Vice President, Worldwide Sales	8/25/2006	25,000	$11.06	$182,400
Jacques Martinella Vice President, Engineering	8/25/2006	30,000	$11.06	$218,880
Kenneth Lowe Vice President, Strategic Marketing	8/25/2006	25,000	$11.06	$182,400

(1) Exercisable as to 20% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following four years. The option has a term of ten years, subject to earlier termination in certain events relating to termination of employment.

(2) The value of the option awards is based on the fair value as of the grant date of the award calculated in accordance with SFAS 123R. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.

Outstanding Equity Awards At Fiscal Year-End 2007

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of February 3, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR-END
	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)
(a)	(b)	(c)	(e)	(f)
Thinh Q. Tran	340,000	-	$2.31	4/22/07
President and Chief Executive Officer	200,000	-	$2.91	3/17/08
	50,000	-	$3.50	5/31/10
	70,001	-	$1.25	11/7/11
	99,084	20,916	$1.69	10/18/12
	93,999	26,001	$3.40	2/20/13
	72,500	77,500	$5.43	8/9/14
	37,500	112,500	$9.89	10/28/15
	-	120,000	$11.06	8/25/16

Kit Tsui	60,000	-	$2.31	4/22/07
Former Chief Financial Officer	15,000	-	$2.56	5/1/07
	15,000	-	$2.91	3/17/08
	6,000	-	$1.00	10/8/08
	20,000	-	$5.75	11/1/09
	15,000	-	$3.50	5/31/10
	30,000	-	$1.25	11/7/11
	25,500	4,500	$1.69	10/18/12
	19,583	5,417	$3.40	2/20/13
	12,083	12,917	$5.43	8/9/14
	6,249	18,751	$9.89	10/28/15
	-	30,000	$11.06	8/25/16

Silvio Perich	65,000	-	$2.31	4/22/07
Senior Vice President, Worldwide Sales	25,000	-	$2.91	3/17/08
	25,000	-	$3.50	5/31/10
	30,000	-	$1.25	11/7/11
	25,500	4,500	$1.69	10/18/12
	19,583	5,417	$3.40	2/20/13
	12,083	12,917	$5.43	8/9/14
	6,249	18,751	$9.89	10/28/15
	-	25,000	$11.06	8/25/16

Jacques Martinella	63,382	-	$2.31	4/22/07
Vice President, Engineering	30,000	-	$2.91	3/17/08
	334	-	$1.00	10/8/08
	20,000	-	$5.75	11/1/09
	25,000	-	$3.50	5/31/10
	10,000	-	$1.25	11/7/11
	13,500	4,500	$1.69	10/18/12
	19,583	5,417	$3.40	2/20/13
	14,500	15,500	$5.43	8/9/14
	7,499	22,501	$9.89	10/28/15
	-	30,000	$11.06	8/25/16

Kenneth Lowe	80,000	-	$3.50	5/31/10
Vice President, Strategic Marketing	14,000	-	$1.25	11/7/11
	17,000	3,000	$1.69	10/18/12
	19,583	5,417	$3.40	2/20/13
	12,083	12,917	$5.43	8/9/14
	6,249	18,751	$9.89	10/28/15
	-	25,000	$11.06	8/25/16

(1) Each of the options reflected above become exercisable over a five-year period, with 20% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting ratably each month thereafter over the following four years.

(2) Except as otherwise noted, the options have a term of ten years, subject to earlier termination in certain events relating to termination of employment.

Fiscal 2007 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during fiscal 2007 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thinh Q. Tran President and Chief Executive Officer	80,000	$840,000

Kit Tsui Former Chief Financial Officer	--	--

Silvio Perich Senior Vice President, Worldwide Sales	50,000	$604,500

Jacques Martinella Vice President, Engineering	7,000	$88,970

Kenneth Lowe Vice President, Strategic Marketing	--	--

(1)
The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise as measured by the closing price on The NASDAQ Global Market and the exercise price of the option, multiplied by the number of shares exercised.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2007 one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our fiscal 2008 annual meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 3, 2007, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

William J. Almon
Julien Nguyen
Lung C. Tsai

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of The NASDAQ Stock Market. The current members of the Audit Committee are William J. Almon, Julien Nguyen and Lung C. Tsai. The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended February 3, 2007. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Statement No. 1, has discussed with the independent registered public accounting firm, Armanino McKenna LLP, the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 3, 2007.

Audit Committee

William J. Almon, Chair
Julien Nguyen
Lung C. Tsai

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SIGMA SPECIFICALLY INCORPORATES BY REFERENCE INTO SUCH FILING.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Armanino McKenna LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008. Armanino McKenna LLP audited the Company’s financial statements for the fiscal years ended January 29, 2005, January 28, 2006 and February 3, 2007. Representatives of Armanino McKenna LLP are expected to be present at the Company’s Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

On January 10, 2007, the Audit Committee engaged Armanino McKenna LLP to serve as the Company’s independent registered public accounting firm. Grant Thornton LLP served as the Company’s independent registered public accounting firm from August 12, 2005 to January 3, 2007. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm until June 17, 2005.

Audit Fees

The aggregate fees for professional services billed by Deloitte & Touche LLP, Grant Thornton LLP and Armanino McKenna LLP, as applicable, in connection with their audit of the Company’s consolidated financial statements, their audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, reviews of the consolidated financial statements included in its quarterly reports on Form 10-Q and related statutory and regulatory filings were:

	Deloitte & Touche LLP	Grant Thornton LLP	Armanino McKenna LLP
Fiscal Year:
2007	--	$325,000	$815,000
2006	$83,000	$544,000	$300,000

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP, Grant Thornton LLP and Armanino McKenna LLP, as applicable, for assurance and related services related to the performance of their audit and review of the Company’s financial statements that are not included in the “audit fees” above were:

	Deloitte & Touche LLP	Grant Thornton LLP	Armanino McKenna LLP
Fiscal Year:
2007	--	$75,000	$287,000
2006	--	--	--

Tax Fees

The aggregate fees billed by Deloitte & Touche LLP, Grant Thornton LLP and Armanino McKenna LLP, as applicable, for professional services related to tax compliance, tax advice and tax planning were:

	Deloitte & Touche LLP	Grant Thornton LLP	Armanino McKenna LLP
Fiscal Year:
2007	--	$27,000	$12,000
2006	--	$10,000	--

These professional service fees billed by Deloitte & Touche LLP, Grant Thornton LLP and Armanino McKenna LLP related to tax compliance work for domestic and international tax filings, consultation on sales, use and franchise tax filings and audits, consultation on foreign statutory compliance.

All Other Fees

There were no fees billed by Deloitte & Touche LLP, Grant Thornton LLP and Armanino McKenna LLP, as applicable, for any other products and services not included in “audit fees,” “audit-related fees,” and tax fees.

Pre-Approval Policies and Procedures

The Company’s Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm. In connection with these responsibilities, the Company’s Audit Committee adopted a policy for pre-approving the services and associated fees of the Company’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all audit and audit related services. The policy also mandates that no engagements of the Company’s independent registered public accounting firm for non-audit services may be entered into without the express approval of the Audit Committee.

Information Regarding Change of Independent Registered Public Accounting Firm

On January 3, 2007, Grant Thornton LLP informed the Company of its resignation as the Company's independent registered public accounting firm effective as of that date.

The Company  previously reported in its Form 8-K filed with the Securities and Exchange Commission on September 21, 2006 that the Company’s financial statements for the fiscal years ended January 31, 2004, January 29, 2005 and January 28, 2006 should no longer be relied upon.  As a result of the September 21, 2006 Form 8-K filing, the report of Grant Thornton LLP on the financial statements of the Company for the fiscal year ended January 28, 2006 and management's report on the effectiveness of internal control over financial reporting as of January 28, 2006 has been withdrawn and should no longer be relied upon.   Grant Thornton LLP did not serve as the Company’s independent registered public accounting firm for the fiscal years ended January 31, 2004 and January 29, 2005.

During the fiscal year ended January 28, 2006 and through January 3, 2007, there were no disagreements with Grant Thornton LLP of any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference thereto in its reports and there were no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)), except for the following:

In Item 9A of its Annual Report on Form 10-K for the fiscal year ended January 28, 2006, management of the Company reported that it had assessed the effectiveness of the Company's internal control over financial reporting as of January 28, 2006 and had identified the following material weakness in the Company’s internal control over financial reporting: inadequate controls to ensure that financial information is adequately analyzed to detect misstatements including the lack of understanding of generally accepted accounting principles, or GAAP, and Securities Exchange Commission, or SEC, reporting matters. This material weakness in the Company’s internal control over financial reporting resulted in an adverse opinion from Grant Thornton LLP on the effectiveness of the Company's internal control over financial reporting. For additional details regarding this material weakness, please see the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

On January 10, 2007, the Company engaged Armanino McKenna LLP to serve as the Company’s independent registered public accounting firm. On April 20, 2007, the Company filed with the Securities and Exchange Commission an annual report on Form 10-K, which contained, among other items, restated financial statements for the fiscal years ended January 29, 2005 and January 28, 2006. A report from Armanino McKenna LLP relating to the Company’s financial statements for the fiscal years ended January 29, 2005, January 28, 2006 and February 3, 2007 was contained in such Form 10-K.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Shareholders ratification of the selection of Armanino McKenna LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Armanino McKenna LLP to the shareholders for ratification as a matter of corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends a vote “FOR” ratification of Armanino McKenna LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 23, 2007, as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table” (the “named executive officers”) and (iv) all directors and named executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035. The percentage of Common Stock beneficially owned is based on 23,756,083 shares outstanding as of May 23, 2007. In addition, shares issuable pursuant to options or other convertible securities which may be acquired within 60 days of May 23, 2007 are deemed to be issued and outstanding and have been treated as outstanding in calculating determining the beneficial ownership and percentage ownership of those persons possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned

5% Stockholders

Entities associated with Galleon Management, L.L.C.(2)	1,215,750	5.3%

Named Executive Officers, Directors and Nominees for Director

Thinh Q. Tran (3)	1,216,528	5.0%
Silvio Perich (4)	324,499	1.4
Jacques Martinella (5)	214,798	*
Kit Tsui (6)	300,016	1.3
Kenneth Lowe (7)	157,999	*
William J. Almon (8)	51,630	*
Julien Nguyen (9)	38,588	*
Lung C. Tsai (10)	13,333	*
All directors and executive officers as a group (8 persons) (11)	2,317,391	9.2

* Represents less than 1% of the Company’s Common Stock.

(1)
The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
Based solely on a Schedule 13G filed with the Securities and Exchange Commission on May 17, 2007. The reported securities are held by various funds affiliated with Galleon Management, L.L.C. Raj Rajaratnam reports shares voting and dispositive power over all of the reported securities. Mr. Rajaratnam disclaims any beneficial ownership of the reported shares, except to the extent of any pecuniary interest therein. The mailing address is c/o Galleon Management, L.P., 590 Madison Avenue, 34th Floor, New York, NY 10022.

(3)
Includes 676,528 shares issuable upon exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter; and 213,293 shares of common stock held by Thinh Q Tran’s family trust and 38,000 shares of common stock held by his four children’s trusts (9,500 shares each). Mr. Tran disclaims beneficial ownership of common stocks held by these trusts.

(4)	Includes 153,499 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(5)	Includes 151,416 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(6)	Includes 159,499 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(7)	Includes 157,999 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(8)	Includes 6,458 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(9)	Includes 17,081 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(10)	Includes 13,333 shares issuable upon the exercise of outstanding options which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

(11)	Includes 1,335,813 shares issuable upon the exercise of outstanding options held by eight (8) officers and directors which were exercisable at May 23, 2007 or within sixty (60) days thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth required information for the Company’s equity compensation plans as of February 3, 2007:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)(2)(3)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	5,466,362	$5.92	458,936
Equity Compensation Plans not approved by security holders	--	--	--
Totals	5,466,362	$5.92	458,936

(1) The 2001 Stock Plan contains a provision that automatically increases the number of shares reserved for issuance on the first day of the Company’s fiscal year of each succeeding year by the lesser of (i) 1,000,000 shares, (ii) 4% of our outstanding common stock on the first day of the fiscal year or (iii) the number of shares determined by the board of directors. On February 4, 2007, the number of securities remaining available for future issuance under equity compensation plans increased by 916,157 shares.

(2) The 2001 Employee Stock Purchase Plan contains a provision that automatically increases the number of shares reserved for issuance on the first day of the Company’s fiscal year of each succeeding year by the lesser of (i) 500,000 shares, (ii) 2% of our outstanding common stock on the first day of the fiscal year or (iii) the number of shares determined by the board of directors. On February 4, 2007, the number of securities remaining available for future issuance under 2001 Employee Stock Purchase Plan increased by 433,078 shares. In a subsequent action taken by the Board, the Board reduced the number of securities remaining available for future issuance under the 2001 Employee Stock Purchase Plan by 408,078 shares.

(3) Includes 226,292 shares reserved for future issuance under the 2001 Employee Stock Purchase Plan and 232,644 shares reserved for future issuance under the 2001 Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires Sigma’s officers and directors, and persons who own more than ten percent (10%) of a registered class of Sigma’s equity securities, to file certain reports regarding ownership of, and transactions in, Sigma’s securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish Sigma with copies of all Section 16(a) forms that they file. Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to Sigma pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to Sigma with respect to the fiscal year ended January 28, 2006, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, Sigma believes that, during the fiscal year ended February 3, 2007, all Section 16(a) filing requirements applicable to Sigma’s officers, directors and 10% shareholders were complied with, except that William Almon, Julien Nguyen and Lung Tsai each did not timely file a Form 4 to report an automatic annual option grant on June 1, 2006.

SHAREHOLDER PROPOSALS FOR THE FISCAL 2009 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by a shareholder at the Company’s fiscal 2009 Annual Meeting must be received by the Secretary of the Company no later than February 7, 2008 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting. Such shareholder must comply with the provisions of the Company’s Bylaws and the applicable rules of Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

If a shareholder intends to submit a proposal at Sigma’s fiscal 2009 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give timely written notice to the Secretary of Sigma at the principal executive officers of Sigma not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the one year anniversary of the date of the previous year's meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Such shareholder must also comply with any other applicable provisions of the Company’s Bylaws and applicable law. If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a Shareholders or beneficial owner of Common Stock at the close of business on May 23, 2007, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Secretary, Sigma Designs, Inc., 1221 California Circle, Milpitas, California 95035.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the Internet, or by signing and mailing the enclosed proxy promptly.

By order of the Board of Directors.

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer

June 1, 2007

PROXY	SIGMA DESIGNS, INC.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

July 12, 2007

The undersigned shareholder of Sigma Designs, Inc. (“Sigma”), hereby appoints Thinh Q. Tran and Thomas E. Gay III and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of common stock of Sigma held of record by the undersigned on May 23, 2007, at the Annual Meeting of Shareholders of Sigma to be held on Thursday, July 12, 2007 at 2:00 p.m., local time, at Sigma’s principal executive offices at 1221 California Circle, Milpitas, California 95035, and any adjournments or postponements thereof.

(Continued, and to be signed on the other side)

FOLD AND DETACH HERE

	FOR ALL	WITHHOLD ALL
1. ELECTION OF DIRECTORS: Nominees: Thinh Q. Tran, William J. Almon, Julien Nguyen and Lung C. Tsai	[ ]	[ ]

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

Please mark your votes as follows: [X]
	FOR	AGAINST	ABSTAIN

2. Ratification of the appointment of Armanino McKenna LLP as independent registered public accounting firm of Sigma for the fiscal year ending February 2, 2008.	[ ]	[ ]	[ ]

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted “FOR” all of the director nominees listed above and “FOR” Proposal 2, and as said proxies deem advisable on such other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement dated June 1, 2007 and Sigma’s Annual Report to Shareholders.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature(s) __________________________________ Dated _______________, 2007

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

FOLD AND DETACH HERE